Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Carole Murchison

Synopsys, Inc.

650-584-4632

carolem@synopsys.com

Synopsys Replenishes Repurchase Authorization to $500 Million

MOUNTAIN VIEW, Calif. – June 16, 2017 – Synopsys, Inc. (Nasdaq: SNPS) today announced that its Board of Directors has replenished its existing stock repurchase authorization back to $500 million.

“Synopsys is committed to driving sustainable, long-term value for shareholders,” said Trac Pham, chief financial officer of Synopsys. “We are pleased to be in a position to extend our share repurchase program with this new authorization, and will continue to balance return of capital to stockholders, debt reduction and strategic investments to grow the business.”

Synopsys’ Board of Directors originally approved the stock repurchase program in 2002 and has periodically replenished the program as funds are spent. The program does not obligate Synopsys to acquire any particular amount of common stock, and the program may be suspended or terminated at any time at Synopsys’ discretion.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software quality and security solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest quality and security, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the timing and extent of any stock repurchases, and our planned deployment of capital. Forward-looking statements are subject to both known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, among others: fluctuations in the market price of Synopsys common stock; our use of cash for other purposes; our ability to find suitable acquisition targets; and global and regional economic and market conditions, including their potential impact on the semiconductor and electronics industries and other risks of instability in the banking and financial services industry. Other risks and uncertainties that may apply are set forth in the Risk Factors section of Synopsys’ most recently filed Quarterly Report on Form 10-Q. Synopsys assumes no obligation to update any forward-looking statement contained in this press release.

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